Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Investor Relations Laurie Little	Media Contact Ben Haber
212/481-2050	617/624-3200
extreme@tpr-ir.com	ExtremeUS@racepointglobal.com

Extreme Networks Reports Fourth Quarter and Fiscal Year 2017 Financial Results

SAN JOSE, Calif., August 14, 2017 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its fiscal fourth quarter and full fiscal year ended June 30, 2017.

Fourth Quarter Results:

•	Fourth quarter revenue was $178.7 million, an increase of 28% year-over-year.

•	GAAP gross margin for the fourth fiscal quarter was 56.9% and non-GAAP gross margin was 57.1%, an increase of 230 basis points year-over-year.

•	GAAP operating margin for the fourth fiscal quarter was 8.2% and non-GAAP operating margin was 12.2%, an increase of 360 basis points year-over-year.

•	GAAP net income for the fourth fiscal quarter was $12.2 million, or $0.11 per diluted share, and non-GAAP net income was $19.4 million, or $0.17 per diluted share, an increase of $0.07 year-over-year.

Full Year Results:

•	Fiscal year GAAP revenue was $598.1 million, an increase of 13% year-over-year.

•	Fiscal year GAAP net loss per share was $0.08 and non-GAAP net income per share was $0.46, an increase of $0.18 year-over-year.

“Led by solid organic growth and continued execution of our recently acquired WLAN business, we concluded 2017 with one of our strongest performances in recent years," stated Ed Meyercord, President and CEO of Extreme Networks.  “During our fourth quarter, revenue from our Extreme solutions portfolio generated organic growth of 6% driven by record wireless performance that was at or above current industry growth rates, while our non-GAAP gross margins expanded by 230 basis points year-over-year to 57.1% through our high-quality solution selling strategy and disciplined approach to discounting.  Even more noteworthy, for the first time since 2013, we achieved positive GAAP earnings, while delivering non-GAAP earnings at or above our expectations for the ninth consecutive quarter.

“The successful integration of our WLAN acquisition validates our pursuit of accretive acquisitions and we are poised to build on this momentum with the recent closing of the Avaya networking business acquisition and the pending closing of the Brocade data center networking business acquisition.  Heading into fiscal 2018, we plan to leverage our expanded market share and significant cross selling opportunities supported by the combination of these transformative acquisitions, greater penetration across our target verticals and the continued introduction of new products and services.   We anticipate these actions will enable us to reach critical mass and build on our leadership position in the enterprise networking industry as we continue to deliver software-driven, end-to-end, wired and wireless networking solutions for enterprise customers," concluded Meyercord.

Recent Key Events:

•	Closed the Acquisition of Avaya’s Networking Business: Extreme completed the acquisition of
•

Avaya’s networking business in July and has commenced the integration process. As part of this transaction, Extreme acquired customers, employees and technology assets from Avaya that strengthen Extreme’s position as a leader across the education, healthcare, and government markets. Technology assets include Avaya’s award winning fabric technology for highly secure, simplified access, management and control, in addition to a new family of high performance modular switches, software tools and IoT technology.

•	Introduced New Networking Solutions and Enhancements to Software, Switching, and Wireless portfolio:
•

Information Governance Engine (software): Extreme's Information Governance Engine replaces the current manual and error-prone network compliance process with a fully automated and repeatable solution capable of completing an assessment in minutes. This addition to Extreme's product portfolio highlights the company's focus on the technology and security needs of today's healthcare industry and other verticals that are challenged by the increasing use of mobile and IoT devices to improve patient care.

•

ExtremeGuest Analytics (software): Enables retailers and hospitality to provide simple guest sign-on, obtain in-depth analytics of shoppers/visitors, including demographics and preferences, and gather metrics between stores and locations. These analytics provide brick and mortar retailers with the tools they need to compete with online retailers including information such as the number of mobile customers that entered a store, new customers vs. repeat customers, and customer duration in a store.

•

ExtremeSwitching 200 Series (project name ‘Street Fighter’): A new family of economical, managed Gigabit Ethernet switches that address the wired connections of PCs, servers and storage devices in addition to PoE to power wireless APs and IP phones. The family can also be flexibly managed via ExtremeCloud, ExtremeManagement, web client or industry-standard command line interface (CLI).

•

ExtremeWireless WiNG AP 7602 and AP 7622: Priced for the budget-conscious mass market applications and include enterprise-grade features and Bluetooth customer engagement applicable in our target verticals, especially hospitality and retail.

•

Key Customer Wins in Focus Markets: Extreme Networks continued to showcase customer momentum across the global education, hospitality and government markets. Customers continue to note Extreme's software and services as value added differentiators for choosing our solutions. Notable customer wins in key vertical markets include the Tampa Bay Buccaneers, the Metro Toronto Convention Centre (Canada’s Largest Convention Center), Suffolk University, Humble Independent School District, Perth & Kinross Council. Papworth Hospital and Bowen Center.

•

Update on Brocade Acquisition: Extreme expects to close on its purchase of the data center networking assets of Brocade Communications Systems (“Brocade”) within 2-3 business days of the completed Brocade – Broadcom Limited merger, currently expected to close during Brocade’s fourth fiscal quarter ending October 29, 2017.

Fiscal Q4 2017 Financial Metrics:

(in millions, except percentages and per share information)

	2017	2016	Change
GAAP Results of Operations
Product	$140.8	$106.0	$34.7	33%
Service	38.0	33.6	4.4	13%
Total Net Revenue	$178.7	$139.6	$39.1	28%
Gross Margin	56.9%	52.1%	480bps	9%
Operating Margin	8.2%	(.3)%	850bps	NM
Net Income (Loss)	$12.2	$(2.3)	$14.5	NM
Income (loss) per basic and diluted share	$0.11	$(0.02)	$0.13	NM
Non-GAAP Results of Operations
Product	$140.8	$106.0	$34.7	33%
Service	38.0	34.0	4.0	12%
Total Net Revenue	$178.7	$140.0	$38.7	28%
Gross Margin	57.1%	54.8%	230bps	5%
Operating Margin	12.2%	8.6%	360bps	42%
Net Income	$19.4	$10.2	$9.2	90%
Earnings per diluted share	$0.17	$0.10	$0.07	70%

•	Cash and investments ended the quarter at $130.5 million, an increase of $13.2 million from the prior quarter and an increase of $36.4 million from the prior year.
•	Accounts receivable balance ending Q4 was $120.8 million, with days sales outstanding (“DSO”) of 61.
•	Inventory ending Q4 was $45.9 million, a decrease of $1.8 million from the prior quarter and an increase of $4.9 million from the prior year.

Business Outlook:

Extreme’s Business Outlook is based on current expectations.  The following statements are forward-looking, and actual results could differ materially based on market conditions and the factors set forth under “Forward-Looking Statements” below.

For its first quarter of fiscal 2018 ending September 30, 2017, the Company is targeting revenue in a range of $200.0 million to $210.0 million.  GAAP gross margin is targeted between 53.5% and 55.5% and non-GAAP gross margin is targeted between 55.5% and 57.5%. Operating expenses are targeted to be between $105.0 million and $109.0 million on a GAAP basis and $96.0 million to $99.0 million on a non-GAAP basis. GAAP earnings are targeted to be between a net loss of $1.2 million to net income of $5.5 million or earnings of $(0.01) to $0.05 per diluted share.  Non-GAAP earnings are targeted in a range of net income of $12.5 million to $19.5 million, or $0.11 to $0.17 per diluted share. The GAAP and non-GAAP net income targets are based on an estimated 116.2 million average outstanding shares.

The following table shows the GAAP to non-GAAP reconciliation for Q1FY’18 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	53.5% - 55.5%	0.5% - 3.7%	($0.01) - $0.05
Estimated adjustments for:
Amortization of product intangibles	2.1%	2.1%	$0.03
Stock based compensation	0.1%	1.6%	$0.03
Amortization of non product intangibles	-	1.0%	$0.02
Acquisition and integration costs	-	2.3%	$0.04

Non-GAAP	55.5% - 57.5%	7.5% - 10.4%	$0.11 - $0.17

The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 4:30 p.m. Eastern (1:30 p.m. Pacific) today to review the fourth fiscal quarter results as well as the first fiscal quarter 2018 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet at http://investor.extremenetworks.com and a replay of the call will be available on the website through August 13, 2018.  The conference call may also be heard by dialing 1-877-303-9826 (international callers dial 1-224-357-2194). Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release. The encore recording can be accessed by dialing (855) 859-2056 /or international 1 (404) 537-3406   Conference ID # 6976972.

About Extreme Networks:

Extreme Networks, Inc. (EXTR) delivers software-driven networking solutions that help IT departments everywhere deliver the ultimate business outcome: stronger connections with customers, partners and employees. Wired to wireless, desktop to datacenter, on premise or through the cloud, we go to extreme measures for our customers in more than 80 countries, delivering 100% insourced call-in technical support to organizations large and small, including some of the world’s leading names in business, hospitality, retail, transportation and logistics, education, government, healthcare, and manufacturing. Founded in 1996, Extreme is headquartered in San Jose, California. For more information, visit Extreme's website or call 1-888-257-3000.

Extreme Networks and the Extreme Networks logo, ExtremeManagement, ExtremeWireless, ExtremeControl and ExtremeAnalytics are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margins, non-GAAP operating expenses, non-GAAP net income and non-GAAP earnings per share. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, purchase accounting adjustments, acquired inventory adjustments, amortization of acquired intangibles, restructuring charges, executive transition costs, litigation expenses and overhead adjustments.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the

Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated.  These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward Looking Statements:

Statements in this release, including those concerning the Company’s business outlook, future financial and operating results, any anticipated benefits related to the asset acquisition with Avaya and the potential asset acquisition with Broadcom and overall future prospects are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: our ability to realize the anticipated benefits of the acquisition of the WLAN business from Zebra Technologies Corporation: our ability to successfully close the Broadcom transaction (where we will ultimately acquire Brocade assets) and to successfully integrate the acquired technologies and operations from Avaya and Broadcom (where we will ultimately acquire Brocade assets) into our business and operations;  failure to achieve targeted revenues and forecasted demand from end customers; a highly competitive business environment for network switching equipment; our effectiveness in controlling expenses; the possibility that we might experience delays in the development or introduction of new technology and products; customer response to our new technology and products; risks related to pending or future litigation; and a dependency on third parties for certain components and for the manufacturing of our products.

More information about potential factors that could affect the Company's business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors".  Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$130,450	$94,122
Accounts receivable, net of allowances of $1,732 at June 30, 2017 and $3,257 at June 30, 2016	120,770	81,419
Inventories	45,880	40,989
Prepaid expenses and other current assets	27,867	12,438
Total current assets	324,967	228,968
Property and equipment, net	30,240	29,580
Intangible assets, net	25,337	19,762
Goodwill	80,216	70,877
Other assets	22,586	25,236
Total assets	$483,346	$374,423
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$12,280	$17,628
Accounts payable	31,587	30,711
Accrued compensation and benefits	42,662	27,145
Accrued warranty	10,007	9,600
Deferred revenue, net	79,048	72,934
Deferred distributors revenue, net of cost of sales to distributors	43,525	26,817
Other accrued liabilities	36,713	26,691
Total current liabilities	255,822	211,526
Deferred revenue, less current portion	25,293	21,926
Long-term debt, less current portion	80,422	37,446
Deferred income taxes	6,576	4,693
Other long-term liabilities	8,526	8,635
Commitments and contingencies
Stockholders’ equity	106,707	90,197
Total liabilities and stockholders’ equity	$483,346	$374,423

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net revenues:
Product	$140,750	$106,017	$451,459	$395,464
Service	37,951	33,600	146,659	132,925
Total net revenues	178,701	139,617	598,118	528,389
Cost of revenues:
Product	61,740	54,462	217,727	208,739
Service	15,222	12,480	55,906	48,862
Total cost of revenues	76,962	66,942	273,633	257,601
Gross profit:
Product	79,010	51,555	233,732	186,725
Service	22,729	21,120	90,753	84,063
Total gross profit	101,739	72,675	324,485	270,788
Operating expenses:
Research and development	26,721	18,885	93,724	78,721
Sales and marketing	46,103	39,364	162,927	150,806
General and administrative	10,568	9,767	37,864	37,675
Acquisition and integration costs	3,197	-	13,105	1,145
Restructuring and related charges, net of reversals	(676)	998	8,896	10,990
Amortization of intangibles	1,192	4,141	8,702	17,001
Total operating expenses	87,105	73,155	325,218	296,338
Operating income (loss)	14,634	(480)	(733)	(25,550)
Interest income	315	29	689	113
Interest expense	(1,086)	(694)	(4,086)	(3,098)
Other income (expense), net	(598)	174	(47)	987
Income (loss) before income taxes	13,265	(971)	(4,177)	(27,548)
Provision for income taxes	1,088	1,369	4,340	4,336
Net income (loss)	$12,177	$(2,340)	$(8,517)	$(31,884)
Basic and diluted net loss per share:
Net income (loss) per share - basic	$0.11	$(0.02)	$(0.08)	$(0.31)
Net income (loss) per share - diluted	$0.11	$(0.02)	$(0.08)	$(0.31)
Shares used in per share calculation - basic	110,500	104,837	108,273	103,074
Shares used in per share calculation - diluted	114,524	104,837	108,273	103,074

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	June 30, 2017	June 30, 2016
Net cash provided by operating activities	$59,283	$30,366
Cash flows from investing activities:
Capital expenditures	(10,425)	(5,327)
Acquisition	(51,088)	-
Deposit related to future acquisition	(10,239)	-
Net cash used in investing activities	(71,752)	(5,327)
Cash flows from financing activities:
Borrowings under Revolving Facility	-	15,000
Borrowings under Term Loan	48,250
Loan fees on borrowings	(1,327)
Repayment of debt	(10,038)
Proceeds from issuance of common stock	11,823	4,637
Net cash provided by (used in) financing activities	48,708	19,637

Foreign currency effect on cash	89	(404)

Net increase in cash and cash equivalents	36,328	44,272

Cash and cash equivalents at beginning of period	94,122	76,225
Cash and cash equivalents at end of period	$130,450	$120,497

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, ("GAAP"), Extreme Networks uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  In this press release, Extreme Networks also presents its target for non-GAAP expenses, which is expenses less share-based compensation expense, acquisition and integration costs, purchase accounting adjustments, acquired inventory adjustments, amortization of intangibles, restructuring expenses, executive transition expenses, litigation expense and overhead adjustments.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme Networks' results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate Extreme Networks' results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures when shown in conjunction with the corresponding GAAP measures enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value.  In addition, because Extreme Networks has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, purchase accounting adjustments, acquired inventory adjustment, amortization of intangibles, restructuring expenses, executive transition costs, litigation expenses and overhead adjustments.  Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP.  Extreme Networks excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to operating results. Extreme Networks expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of legal and professional fees related to the acquisition of a) Zebra Technologies Corporation’s wireless LAN business b) Avaya, Inc.’s networking assets, as well as the fabric-based secure networking solutions and network security solutions business of Avaya, Inc., and c) Brocade’s data center assets; Extreme Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Purchase accounting adjustments.  Purchase accounting adjustments relating to deferred revenue consists of adjustments to the carrying value of deferred revenue.  We have recorded adjustments to the assumed deferred revenue to reflect only a fulfillment margin and thereby excluding the profit margin and revenue which would have been incurred had Extreme Networks entered into the service contract post-acquisition.

Acquired inventory adjustments.   Purchase accounting adjustments relating to the mark up of acquired inventory to fair value less disposal costs.

Amortization of acquired intangibles.  Amortization of acquired intangibles includes the monthly amortization expense of acquired intangible assets such as developed technology, customer relationships, trademarks and order backlog.  The amortization of the developed technology intangible is recorded in product cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses.  Extreme Networks excludes these non-cash expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring expenses. Restructuring expenses primarily consist of accrued lease costs pertaining to the estimated future obligations for non-cancelable lease payments and accelerated depreciation of leasehold improvements related to excess facilities. Extreme Networks excludes restructuring expenses since they result from events that often occur outside of the ordinary course of continuing operations.

Executive transition expenses.  Executive transition expenses consist of severance and termination benefits and legal transition cash transactions.  The expenses are incurred through execution of pre-established employment contracts with senior executives.  The Company does not believe these expenses are reflective of ongoing cash requirements related to its operating results.

Litigation expenses. Litigation expenses consist of legal and professional fees and expenses related to our on-going ligation matter as a result of a securities laws class action lawsuit.

Overhead adjustments. Overhead adjustment relates to service inventory overhead capitalization, this was a one-time event and was non-cash in nature.

In addition to the non-GAAP measures discussed above, Extreme uses free cash flow as a measure of operating performance.  Free cash flow represents operating cash flows less net purchase of property and equipment on a GAAP basis.  Extreme considers free cash flows to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet.  A limitation of the utility of free cash flows as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentage and per share amounts)

(Unaudited)

Non-GAAP Revenue	Three Months Ended		Year Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Revenue - GAAP Basis	$178,701	$139,617	$598,118	$528,389
Adjustments:
Purchase accounting adjustment	-	377	133	1,508
Revenue - Non-GAAP Basis	$178,701	$139,994	$598,251	$529,897

Non-GAAP Gross Margin	Three Months Ended		Year Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Gross profit - GAAP Basis	$101,739	$72,675	$324,485	$270,788
Gross margin - GAAP Basis percentage	56.9%	52.1%	54.3%	51.2%
Adjustments:
Stock based compensation expense	185	279	922	1,923
Purchase accounting adjustments	-	377	133	1,508
Acquired inventory adjustments	-	-	4,263	-
Acquisition and integration costs	(579)	-	4,525	-
Amortization of intangibles	633	3,417	6,661	14,834
Service inventory overhead capitalization	-	-	-	(1,493)
Gross profit - Non-GAAP Basis	$101,978	$76,748	$340,989	$287,560
Gross margin - Non-GAAP Basis percentage	57.1%	54.8%	57.0%	54.3%

Non-GAAP Operating Income	Three Months Ended		Year Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

GAAP operating income (loss) percentage	$14,634	$(480)	$(733)	$(25,550)
GAAP operating income (loss) percentage	8.2%	(.3)%	(.1)%	(4.8)%
Adjustments:
Stock based compensation expense	3,304	2,673	12,633	14,792
Acquisition and integration costs	2,618	-	17,630	1,145
Restructuring charge, net of reversal	(676)	998	8,896	10,990
Acquired inventory adjustments	-	-	4,263	-
Amortization of intangibles	1,825	7,558	15,363	31,835
Purchase accounting adjustments	-	377	133	1,508
Executive transition costs	-	771	34	2,166
Litigation	166	167	385	331
Service inventory overhead capitalization	-	-	-	(1,493)
Total adjustments to GAAP operating income (loss)	$7,237	$12,544	$59,337	$61,274
Non-GAAP operating income	$21,871	$12,064	$58,604	$35,724
Non-GAAP operating income percentage	12.2%	8.6%	9.8%	6.7%

Non-GAAP Net Income	Three Months Ended		Year Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

GAAP net income (loss)	$12,177	$(2,340)	$(8,517)	$(31,884)
Adjustments:
Stock based compensation expense	3,304	2,673	12,633	14,792
Acquisition and integration costs	2,618	-	17,630	1,145
Restructuring charge, net of reversal	(676)	998	8,896	10,990
Amortization of intangibles	1,825	7,558	15,363	31,835
Acquired inventory adjustments	-	-	4,263	-
Purchase accounting adjustments	-	377	133	1,508
Executive transition costs	-	771	34	2,166
Litigation	166	167	385	331
Service inventory overhead capitalization	-	-	-	(1,493)
Total adjustments to GAAP net income (loss)	$7,237	$12,544	$59,337	$61,274
Non-GAAP net income	$19,414	$10,204	$50,820	$29,390

Earnings per share
Non-GAAP diluted net income per share	$0.17	$0.10	$0.46	$0.28

Shares used in diluted net income per share calculation
Non-GAAP shares used	114,524	107,275	111,472	105,306

Free Cash Flow	Three Months Ended		Year Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Cash flow provided by operations	$15,161	$11,451	$59,283	$30,366
Less: PP&E CapEx spending	(2,593)	$(2,529)	(10,425)	(5,327)
Total free cash flow	$12,568	$8,922	$48,858	$25,039